SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 417-4364

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.

Synthetic Biologics, Inc. (the “Company”) entered into an amendment dated as of December 20, 2017 (the “Amendment”) to the employment agreement with the Company’s Chief Financial Officer, Steven A. Shallcross, dated April 28, 2015, as amended on December 1, 2016 and May 31, 2017 (the “Employment Agreement”). The Amendment amended the Employment Agreement by, among other things, increasing Mr. Shallcross’ annual base salary to $381,150 and setting forth Mr. Shallcross’ compensation for serving as Interim Chief Executive Officer, which position was previously announced. Pursuant to the Amendment, for the period that Mr. Shallcross serves as Interim Chief Executive Officer of the Company, he will receive a cash payment from the Company of $8,000 per calendar month; pro-rated for any partial months that Mr. Shallcross serves in such position, payable in accordance with the regular payroll practices of the Company.

The information contained in this Item 1.01 regarding the Amendment is qualified in its entirety by a copy of the Amendment attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 of this Current Report on Form 8-K and the description of the material terms of the Amendment are incorporated by reference in this Item 5.02.

On December 20, 2017, the Board of Directors of the Company awarded the following 2017 year-end bonus compensation to its named executive officers: (1) Mr. Shallcross, the Company’s Interim Chief Executive Officer and Chief Financial Officer, was granted options to purchase 550,000 shares of the Company’s common stock (the “Common Stock”) and was awarded a cash bonus of $200,000, and (2) Dr. Joseph Sliman, the Company’s Chief Medical Officer, was granted options to purchase 410,000 shares of Common Stock and was awarded a cash bonus of $216,563. The stock options granted to Mr. Shallcross and Dr. Sliman have an exercise price of $0.52 per share, which is the closing price of the Common Stock on the date of the grant (December 20, 2017), vest pro rata, on a monthly basis, over 36 consecutive months and expire in seven (7) years from the date of the grant, unless terminated earlier. The stock options were granted pursuant to the Company’s 2010 Stock Incentive Plan and the Company’s existing registration statement on Form S-8 for the 2010 Stock Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated as of December 20, 2017, by and between Steven A. Shallcross and Synthetic Biologics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2017	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
Name: Steven A. Shallcross
Title: Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement, dated as of December 20, 2017, by and between Steven A. Shallcross and Synthetic Biologics, Inc.